UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2012

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania 17604

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02 Results of Operations and Financial Condition.

The information furnished under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

The information in Items 2.02 and 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01 Other Events.

On January 3, 2012, Armstrong World Industries, Inc. (the “Company”) issued a press release announcing that its fifty percent joint venture, Worthington Armstrong Venture (“WAVE”), had completed a credit refinancing transaction and special dividend payments pursuant to which WAVE executed a $225 million three-year revolving credit agreement and a $50 million ten-year private placement bond and subsequently used the proceeds to repay obligations under WAVE’s previous credit agreement and to pay a special dividend in the amount of $50 million (the “Dividend”) to each of the Company and Worthington Industries, WAVE’s parent companies. The Company also announced that, primarily as a result of the Dividend, it was revising its free cash flow guidance range for 2011 to an estimate of $150 million to $175 million, up from its previous guidance range of $80 million to $120 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

No. 99.1	Press Release of Armstrong World Industries, Inc. dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: January 3, 2012

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